As filed with the Securities and Exchange Commission on January 25, 2001
                                         Registration Statement No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                                   NTELOS Inc.
             (Exact name of Registrant as specified in its Charter)

           Virginia                                    54-1443350
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

                                   NTELOS Inc.
                                  P.O. Box 1990
                           Waynesboro, Virginia 22980
           (Address of principal executive office, including zip code)


                                   NTELOS Inc.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)
                             ----------------------

                               James S. Quarforth
                                   NTELOS Inc.
                                  P.O. Box 1990
                           Waynesboro, Virginia 22980
                                 (703) 946-3500
  (Name, address, including zip code, and telephone number including area code, of agent for service)

                                 With copies to:

                              David M. Carter, Esq.
                                Hunton & Williams
                              Bank of America Plaza
                                   Suite 4100
                           600 Peachtree Street, N.E.
                           Atlanta, Georgia 30308-2216
                                 (404) 888-4000
                              --------------------

                                           CALCULATION OF REGISTRATION FEE
================================================================================================================
                                                    Proposed maximum    Proposed maximum
     Title of securities         Amount to be        offering price         aggregate           Amount of
      to be registered           registered(1)        per share(2)       offering price      registration fee
----------------------------------------------------------------------------------------------------------------
Common Stock, no par value       75,000 shares           $21.78            $1,633,500              $409
================================================================================================================

(1) This Registration Statement covers 75,000 additional shares of common stock issuable under the registrant's Employee Stock Purchase Plan (the "Plan") by virtue of an amendment to the Plan increasing the number of shares issuable under the Plan from 50,000 to 125,000.

(2) Calculated pursuant to Rule 457(c) on the basis of $21.78 per share, which was the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on January 22, 2001.

                           INCORPORATION BY REFERENCE

Pursuant to General Instruction E on Form S-8 regarding the registration of additional securities, NTELOS Inc. (the "Company") is hereby registering additional shares of Common Stock in the number set forth on the cover page of this Registration Statement. Such shares are of the same class as other securities of the Company for which a previous registration statement has been filed with the Securities and Exchange Commission (the "Commission") relating to the Plan, and such registration statement, as listed below, is incorporated by reference herein:

Registration Statement on Form S-8 (Registration No. 333-45593) filed on February 4, 1998.


                             ADDITIONAL INFORMATION

The Plan originally had 25,000 shares reserved for issuance, of which approximately 9,500 shares have not been issued. On December 4, 2000, the Board of Directors of the Company approved an amendment to the Plan increasing the number of shares of Common Stock reserved for issuance under the Plan by 75,000. Accordingly, as of the date of this Registration Statement, approximately 84,500 shares are available for issuance under the Plan.

All other provisions of the Plan remain, unchanged, in full force and effect.


Item 8.  Exhibits.

      Exhibit No.
      -----------

          5.1 Opinion of Hunton & Williams as to the legality of the securities being registered (filed herewith).

          23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1 to the Registration Statement).

          23.2      Consent of McGladrey & Pullen, LLP (filed herewith).

          23.3      Consent of PriceWaterhouseCoopers LLP (filed herewith).

          23.4 Consent of Phibbs, Burkholder, Geisert & Huffman (filed herewith).

          24.1      Power of Attorney (included on signature page).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waynesboro, Commonwealth of Virginia on January 25, 2001.

                                        NTELOS Inc.,
                                        (Registrant)


                                        By: /s/James S. Quarforth
                                            -------------------------------
                                            James S. Quarforth
                                            Chairman of the Board and
                                            Chief Executive Officer

                                POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated. Each of the directors and/or officers of NTELOS Inc. whose signature appears below hereby appoints James S. Quarforth and David M. Carter, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable NTELOS Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Signature                             Title                                                Date
---------                             -----                                                ----
/s/ James S. Quarforth                Chairman of the Board and Chief Executive            January 25, 2001
-----------------------------         Officer(Principal Executive Officer)
James S. Quarforth

 /s/ Michael B. Moneymaker            Senior Vice President, Chief Financial               January 25, 2001
-----------------------------         Officer, Treasurer and Secretary
Michael B. Moneymaker                 (Principal Financial and Accounting Officer)

 /s/ Carl A. Rosberg                  President, Chief Operating Officer and Director      January 25, 2001
-----------------------------
Carl A. Rosberg

 /s/ William W. Gibbs, V              Director                                             January 25, 2001
-----------------------------
William W. Gibbs, V

/s/ A. William Hamill                 Director                                             January 25, 2001
-----------------------------
A. William Hamill

                                      Director
-----------------------------
C. Wilson McNeely, III

/s/ John B. Mitchell                  Director                                             January 25, 2001
-----------------------------
John B. Mitchell

                                      Director
-----------------------------
John N. Neff

                                      Director
-----------------------------
Phyllis H. Arnold

/s/ Anthony J. de Nicola              Director                                             January 25, 2001
-----------------------------
Anthony J. de Nicola

                                  EXHIBIT INDEX

      Exhibit No.
      -----------

          5.1 Opinion of Hunton & Williams as to the legality of the securities being registered (filed herewith).

          23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1 to the Registration Statement).

          23.2      Consent of McGladrey & Pullen, LLP (filed herewith).

          23.3      Consent of PriceWaterhouseCoopers LLP (filed herewith).

          23.4 Consent of Phibbs, Burkholder, Geisert & Huffman (filed herewith).

          24.1      Power of Attorney (included on signature page).